Exhibit 10.7

PROFIRE ENERGY, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is effective as of _____________, by and between Profire Energy, Inc., a Nevada corporation (the “Company”), and ________________ (the “Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company as directors;

WHEREAS, Indemnitee currently is a member of the Company’s Board of Directors;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, Indemnitee and the Company agree that additional protection is necessary in the current business environment, and the Indemnitee and certain other directors of the Company may not be willing to continue to serve in such capacities and the Company may experience difficulties in attracting qualified persons to serve as directors without additional protection for such persons;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance or desired coverage limits and terms for the Company's directors, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

 1.           Certain Definitions.

(a)  “Business Day” shall mean any day other than a Saturday, Sunday, national holiday or other day on which banks in the State of Nevada are required or permitted to be closed.

(b)  “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company's assets.

(c)  “Claim” shall mean any threatened, pending or completed action, suit, proceeding, arbitration or other alternative dispute resolution mechanism whether brought by or in the right of the Company or otherwise, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or other alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

(d)  References to the “Company” shall include, in addition to Profire Energy, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Profire Energy, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(e)  “Expenses” shall mean any expenses including, without limitation, reasonable fees, charges and disbursements of counsel and all other costs, expenses and obligations paid or incurred by Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(f)  “Expense Advance” shall mean an advance payment of Expenses to Indemnitee pursuant to Section 3(b).

(g)  “Indemnifiable Event” shall mean any event or occurrence, whether occurring on, prior to, or after the date of this Agreement (i) related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or (ii) by reason of any action or inaction on the part of Indemnitee while serving in any capacity set forth in clause (i).

(h)  “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c), who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements). Notwithstanding the foregoing, Independent Legal Counsel shall not include any person or firm that, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)  “Losses” shall mean (i) any amounts or sums which Indemnitee is legally obligated to pay as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, damages, judgments, fines, penalties, ERISA excise taxes and penalties, and sums or amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim or Claims, and (ii) to the extent not paid in advance pursuant to the terms of this Agreement for any reason, Expenses.

(j)  “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company's Board of Directors, or any other person or body appointed by the Board of Directors, who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel as provided in Section 2(c).

(k)  “Voting Securities” shall mean any securities of the Company (or a surviving entity as described in the definition of a "Change in Control") that vote generally in the election of directors.

 2.           Indemnification.

(a)  Agreement to Indemnify. If Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company will, to the fullest extent permitted by law, indemnify Indemnitee against, and will make Expense Advances from time to time of, any and all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Losses, but excluding amounts paid in settlement of any such Claim if such settlement was not approved by the Company) arising from or relating to such Claim (whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a disposition) incurred by Indemnitee by reason of (or arising in part out of) such Indemnifiable Event.

(b)  Review of Indemnification Obligations. Notwithstanding the provisions of Section 2(a), (i) the obligations of the Company under Section 2(a) to make indemnification payments for Losses shall be subject to the condition that the Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee would be permitted to be indemnified under this Agreement and applicable law, and (ii) the obligation of the Company to make an Expense Advance shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court specified in Section 15 to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has been no determination by the Reviewing Party within ten (10) Business Days after written demand by Indemnitee for Losses or Expense Advance is received by the Company, or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under this Agreement or applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(c)  Selection of Reviewing Party. For matters that require a determination by the Reviewing Party in respect of Losses, the Reviewing Party shall be the following:

(i)  If Indemnitee is a director or officer claiming a right to indemnity for Losses under this Agreement or under the Company’s Articles of Incorporation or Bylaws at the time a determination by the Reviewing Party is required (a “Current Director or Officer”) and if no Change in Control has occurred that was not approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control (any such non-preapproved transaction, a “Triggering Change in Control”), then the Reviewing Party will be the members of the Company's Board of Directors who are not parties to the Claim for which indemnification is being sought, or a committee of such directors designated by majority vote of the directors who are not parties to the Claim for which indemnification is being sought, or if such directors or committee so decide, the Independent Legal Counsel.

(ii)  If Indemnitee is not a Current Director or Officer and no Triggering Change in Control has occurred, then the Reviewing Party will be the Company’s chief executive officer or chief financial officer, acting on behalf of the Company, unless the Indemnitee expressly demands in writing at the time that he or she makes a demand for indemnification of a Loss that Independent Legal Counsel be the Reviewing Party, in which event Independent Legal Counsel shall be the Reviewing Party.

(iii)  If a Triggering Change in Control has occurred, then the Reviewing Party will be Independent Legal Counsel unless Indemnitee, in its sole discretion, waives the right to have Independent Legal Counsel be the Reviewing Party, in which case the Reviewing Party will be the members of the Company’s Board of Directors who are not parties to the Claim for which indemnification is being sought.

In all circumstances where Independent Legal Counsel is the Reviewing Party, such Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) and shall otherwise meet the definition of Independent Legal Counsel in Section 1(h).

(d)  Independent Legal Counsel Opinion. In any case in which Independent Legal Counsel is acting as the Reviewing Party, such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under this Agreement and applicable law. The Company agrees to abide by such opinion and to pay a reasonable retainer fee and the reasonable fees, charges and disbursements of any Independent Legal Counsel selected to act as the Reviewing Party and to indemnify fully such counsel against any and all expenses (including reasonable fees, charges and disbursements of counsel), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay expenses of more than one Independent Legal Counsel in connection with all matters concerning the Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other indemnitees making indemnification claims that relate to the same Claim as the Indemnitee's unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel making any determination with respect to other indemnitees.

(e)  Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim regarding any Indemnifiable Event, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

 3.           Indemnification Procedure.

(a)  Payment of Indemnification. Payment of Expenses and Losses shall be made by the Company as soon as practicable but in any event no later than thirty (30) Business Days after written demand by Indemnitee therefor is received by the Company (which written demand shall include such documentation and information in reasonable detail as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, including but not limited to copies of invoices received by Indemnitee in connection with Expenses; provided that, in the case of invoices in connection with legal services, any reference to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice), unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under applicable law.  The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than ten (10) Business Days thereafter.

(b)  Expense Advances. If so requested by Indemnitee, the Company shall advance any and all Expenses to Indemnitee (an “Expense Advance”) within thirty (30) Business Days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances (which statement or statements shall satisfy the reasonable detail requirement of Section 3(a) above), whether prior to or after final disposition of any Claim relating to an Indemnifiable Event.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement.  The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an undertaking in form and substance reasonably satisfactory to the Company providing that the Indemnitee undertakes to repay the advance if and to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement.

(c)  Action to Compel Payment. If a claim for indemnification for Losses or any Expense Advance pursuant to this Agreement is not paid in full for any reason (including, but not limited to, a decision adverse to the Indemnitee by the Reviewing Party, or the failure of the Reviewing Party to render its determination) within thirty (30) Business Days of the date of written demand, in the case of Expense Advance, or thirty (30) days of the date of written demand in the case of any other claim for indemnification of Losses or Expenses, then Indemnitee may file suit to recover the unpaid amount of such claim in a court specified in Section 15. The provisions of Sections 3(e) and 13 shall be applicable to any such action.

(d)  Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to receive Expense Advances and to be indemnified for Losses under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee relating to an Indemnifiable Event for which a request for Expense Advance or for which indemnification for Losses will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee's power.

(e)  Burden of Proof; No Presumption Against Indemnitee. For purposes of this Agreement, the termination of any Claim relating to an Indemnifiable Event by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Expense Advances or indemnification for Losses is not permitted by applicable law or hereunder. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be entitled to receive Expense Advances or be indemnified for Losses under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to Expense Advances or indemnification for Losses under applicable law or hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(f)  Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim relating to an Indemnifiable Event pursuant to Section 3(d), the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the Company’s policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(g)  Selection of Counsel. In any Claim made against Indemnitee relating to an Indemnifiable Event for which a request for Expense Advance or for which indemnification for Losses will or could be sought under this Agreement, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company's election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that (i) Indemnitee shall have the right to employ Indemnitee's separate counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's separate counsel shall be at the expense of the Company.

 4.           Additional Indemnification Rights; Nonexclusivity.

(a)  Scope. The Company hereby agrees to make Expense Advances to, and indemnify, the Indemnitee to the fullest extent permitted by law, notwithstanding that such Expense Advances and indemnification are not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a).

(b)  Nonexclusivity. The rights to Expense Advances and indemnification for Losses provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the Chapter 78 of the Nevada Revised Statutes, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken by Indemnitee while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

 5.           No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment, under any insurance policy, provision of the Company's Articles of Incorporation, Bylaw or otherwise, of the amounts otherwise indemnifiable hereunder.

 6.           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses or Losses incurred in connection with any Claim relating to an Indemnifiable Event, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses or Losses to which Indemnitee is entitled.

 7.           Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

 8.           Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies with reputable insurance companies covering certain liabilities that may be incurred by its directors and officers.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.  The Indemnitee shall be entitled to the protection of any such insurance policies the Company may elect to maintain generally for the benefit of its directors (and to the extent the Company maintains such an insurance policy or policies, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any director of the Company).

 9.           Exceptions. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)  Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law.

(b)  Claims Initiated by Indemnitee. To indemnify for Losses or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to receive Expense Advances or indemnification for Losses under this Agreement or any other agreement or insurance policy or under the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under applicable law.

(c)  Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court specified in Section 15 determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court specified in Section 15 determines that each of the material defenses asserted by Indemnitee in such proceeding was made in bad faith or was frivolous.

(d)  Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

 10.           Period of Limitations. No legal action relating to the entitlement of Indemnitee to Expense Advances or indemnification for Losses shall be brought and no such cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

 11.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

 12.           Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, provided that if the Company continues to exist it shall remain jointly and severally liable with such successor for the obligations hereunder. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise, including subsidiaries and employee benefit plans of the Company, at the Company's request.

 13.           Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action if Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court specified in Section 15 determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the right of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court specified in Section 15 determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

 14.           Notice. Unless otherwise set forth in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) if delivered by Federal Express or similar overnight courier, freight prepaid, on the first Business Day after the date of deposit, or (iii) if mailed by domestic certified or registered mail with postage prepaid, on the fifth Business Day after the date postmarked. Notices shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer) or at such other address as such party may designate by ten (10) Business Days’ advance written notice to the other party hereto.

 15.           Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the exclusive jurisdiction and venue of the courts of the State of Utah for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Utah, which shall be the exclusive and only proper forum for adjudicating such a claim. The Company and Indemnitee irrevocably waive any right to object that any action brought in such court is in an inconvenient forum.

 16.           Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

 17.           Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Nevada.

 18.           Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

 19.           Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

 20.           Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

 21.           No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

 22.           Contribution. To the fullest extent permissible by applicable law, if the indemnification provided for in this Agreement is held by a court specified in Section 15 to be unavailable to Indemnitee for any reason whatsoever, then the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee for Losses in connection with any Claim relating to an Indemnifiable Event, in such proportion as is fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim; and/or (ii) the relative fault of the Company (and its directors, officers, employees, agents and fiduciaries) and Indemnitee in connection with such event(s) and/or transaction(s); and/or (iii) any other relevant equitable considerations.

 IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

COMPANY:

PROFIRE ENERGY, INC.,

a Nevada corporation

By:  _________________________________
       Brenton W. Hatch
       Chief Executive Officer

      321 South 1250 West, Suite 1
      Lindon, UT  84042

INDEMNITEE:

________________________________________

Print Name:   ______________________________

Address:  ________________________________

________________________________________

[Signature Page to Director Indemnification Agreement]

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